Exhibit 25(2)(n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-124411 of Multi-Strategy Hedge Advantage on Form N-2 of our report dated June 29, 2005 appearing in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
June 29, 2005